Registry Number: C21213-96

                              CERTIFICATE OF AMENDMENT
                            OF ARTICLES OF INCORPORATION
                             (After Issuance of Stock)
                          INTEGRATED FOOD RESOURCES, INC.

     We the undersigned, Alain de la Motte, President, and James McKenzie, Secretary, of Integrated Food Resources, Inc, do hereby certify:

     That the Board of Directors of said corporation by unanimous consent action without a meeting pursuant to NRS 78.315 on March 25th, 1999, adopted resolutions to amend the original articles as follows:

     ARTICLE 3 IS HEREBY AMENDED TO READ AS DESCRIBED IN THE ATTACHED EXHIBIT "A" WHICH IS INCORPORATED BY THIS REFERENCE.

     The number of shares of common stock of the corporation outstanding and entitled to vote on the amendments to the Articles of Incorporation is 16,184,643. that the said changes and amendments have been consented to and approved by the majority of the stockholders holding a least a majority of each class of stock outstanding and entitled to



                                                          /s/  Alain de la Motte
                                                          ----------------------
                                                    Alain de la Motte, President


                                                       James McKenzie, Secretary

State of Oregon
County of Washington


On March 31,1999, personally appeared before me, a Notary Public, Alain de la Motte and James McKenzie, who acknowledged that they executed the foregoing instrument.


     OFFICIAL SEAL                                               /s/ Orrie Olson
     ORRIE H. OLSON                                              ---------------
     NOTARY PUBLIC - OREGON                             Notary Public for Oregon
     COMMISSION NO. 047443
     MY COMMISSION EXPIRES SEPT. 26, 1999

Registry Number: C21213-96

                              CERTIFICATE OF AMENDMENT
                            OF ARTICLES OF INCORPORATION
                             (After Issuance of Stock)
                          INTEGRATED FOOD RESOURCES, INC.

     We the undersigned, Alain de la Motte, President, and James McKenzie, Secretary, of Integrated Food Resources, Inc, do hereby certify:

     That the Board of Directors of said corporation by unanimous consent action without a meeting pursuant to NRS 78.315 on March 25th, 1999, adopted resolutions to amend the original articles as follows:

     ARTICLE 3 IS HEREBY AMENDED TO READ AS DESCRIBED IN THE ATTACHED EXHIBIT "A" WHICH IS INCORPORATED BY THIS REFERENCE.


     The number of shares of common stock of the corporation outstanding and entitled to vote on the amendments to the Articles of Incorporation is 16,184,643. that the said changes and amendments have been consented to and approved by the majority of the stockholders holding a least a majority of each class of stock outstanding and entitled to



                                                    Alain de la Motte, President

                                                              /s/ James McKenzie
                                                              ------------------
                                                       James McKenzie, Secretary

State of Oregon
County of Washington


On March 31,1999, personally appeared before me, a Notary Public, James McKenzie, who acknowledged that they executed the foregoing instrument.


     OFFICIAL SEAL                                            /s/ Mark E. Foster
     MARK E. FOSTER                                           ------------------
     NOTARY PUBLIC - OREGON                             Notary Public for Oregon
     COMMISSION NO. 310872
     MY COMMISSION EXPIRES MARCH 24, 2002

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                                     EXHIBIT A

3.1       Issuance of Common and Preferred Stock in Series

The Common Stock and Preferred Stock may be issued from time to time in one or more series, the shares of each series to have such voting powers. lull or limited. and such designations, preferences and relative. participating, optional or other special rights and qualifications. limitations or restrictions thereof as are stated and expressed herein or in the resolution or resolutions providing for the issue of such series adopted by the board of directors.

3.1.1     Dividends

Subject to any preferential rights granted for any series of Preferred Stock, the holders of shares of the Common Stock shall be entitled to receive dividends out of the funds of the corporation legally available therefor at the rate and at the time or times, whether cumulative or noncumulative, as may be provided by the board of directors. The holders of shares of the Preferred Stock shall be entitled to receive dividends to the extent provided herein or by the board of directors in designating the particular series of Preferred Stock. The holders of shares of the Common Stock shall not be entitled to receive any dividends thereon other than the dividends referred to in this section.

3.1.2     Voting

To the extent provided herein or by resolution or resolutions of the board of directors providing for the issue of a class or series of Common Stock or Preferred Stock, the holders of each such class or series shall have the right to vote for the election of members of the board of directors of the corporation and the right to vote on all other matters, except those matters as to which Nevada law or these Articles provide for a separate vote.

3.1.3     Issuance of Shares

The corporation may from time to time issue any authorized and unissued shares of Common Stock or Preferred Stock for such consideration as may be fixed from time to time by the board of directors, without action by the shareholders. The board of directors may provide for payment therefor to be received by the corporation in cash, property, services or such other consideration as is approved by the board of directors. Any and all such shares of Common Stock or Preferred Stock, the issuance of which has been so authorized, and for which consideration so fixed by the board of directors has been paid or delivered, shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon.

3.2       Designation of Class A Common Stock and Class B Common Stock

3.2.1     Designation

The series of Class A Common Stock, consisting of up to 50,000,000 shares, and the

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series of Class B Common Stock, consisting of up to 50,000,000 shall be designated herein as the "Class A Common Stock" and the "Class B Common Stock", respectively. The Class A Common Stock and the Class B Common Stock are sometimes collectively referred to herein as "Common Stock". The powers, preferences, rights and qualifications, limitations and restrictions of the Common Stock are as follows:

3.2.2     Dividends

Dividends shall be declared and set aside fi)r any shares of the Common Stock only upon resolution of the Board of Directors.

3.2.3     Liquidation Rights

Upon the voluntary or involuntary dissolution, liquidation or winding up of the corporation, the assets available for distribution to the Common Stock shall be distributed in the order and amounts described in Section 3.3.8.

3.2.4     Voting Power

Each holder of Class A Common Stock shall be entitled to one vote for each share of Common Stock held at the record date for the determination of Common Stockholders entitled to vote on such matter or, if no such record date is established, at the date on which notice of the meeting of shareholders at which the vote is to be taken is marked, or the date any \written consent of shareholders is solicited if the vote is not to be taken at a meeting. Class B Common Stock shall carry no voting power.

3.3       Designation of Series A Convertible Preferred Stock

3.3.1     Designations

The series of Series A Convertible Preferred Stock, consisting of 5,00(),000 shares, authorized herein, shall be designated herein as the "Series A Stock." The powers preferences and rights and the qualifications, limitations and restrictions of the Series A Stock arc as follows:

3.3.2     Dividends

Dividends shall be declared and set aside for any shares of the Series A Stock in the same manner as the Common Stock.

3.3.4     Voting Power

Each holder of Series A Stock shall be entitled to vote on all matters and shall be entitled to that number of votes equal to the largest number of whole shares of Common Stock into which such holder's shares of Series A Stock could be converted at the record date for the determination of shareholders entitled to vote on such matter or if no such record date is established, at the date on which notice of the meeting of shareholders at which the vote is to be taken is mailed, or the date any written consent of shareholders is solicited if the vote is not to be taken at a meeting. Except as otherwise expressly provided by the Nevada Business Corporation Act the holders of shares of Series A Stock, any other series of Preferred Stock, and Common Stock shall vote together as a single class on all matters.

3.3.4     Liquidation Rights

Upon the voluntary or involuntary dissolution, liquidation or winding up of the corporation, the assets of the corporation available for distribution to its shareholders shall be distributed in the order and amounts described in Section 3.3.8.

3.3.5     Conversion Rights

The holders of the Series A Stock shall have the following rights with respect to the conversion of Series A Stock into shares of Common Stock:

a.        GENERAL.

(i) VOLUNTARY CONVERSION. Shares of the Series A Stock may, at the option of the holder, be converted at any time into such number of fully paid and nonassessable shares of Common Stock as are equal to the product obtained by multiplying the Series A Conversion Rate (determined under Section 3.3.5b) by the number of shares of Series A Stock being converted.

(ii) MANDATORY CONVERSION. Each share of Series A Stock shall be converted automatically, without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the corporation or its transfer agent for the Common Stock, into the number of shares of Common Stock into which such Series A Stock is convertible pursuant to
Section 3.3.5a(i) upon the earlier of. (A) immediately prior to the closing of a firmly underwritten, public offering by the corporation of its Common Stock, registered under the Securities Act of 1933, as amended, or (B) upon the demand of the corporation upon thirty (30) day's written notice.

b. CONVERSION RATE. The conversion rate for Series A Stock in effect at any time (the "Series A Conversion Rate") shall equal $2.00 divided by the Series A Conversion Price, calculated as provided in Section 3.3.5c.

c. CONVERSION PRICE. The conversion price for Series A Stock shall initially be $1.00 (the 'Series A Conversion Price"). The Series A Conversion Price shall be adjusted from time to time in accordance with Section 3.3.5d.

d. CAPITAL REORGANIZATION OR RECLASSIFICATION. If the Common Stock issuable upon the conversion of the Series A Stock shall be changed into the same or different number of shares of any class or classes of stock of the corporation, whether by capital reorganization, reclassification or otherwise (other than an Extraordinary Common Stock Event provided for in Section 3.3.5d(l), then and in each such event the holders of each share of Series A Stock shall have the right thereafter to convert such shares into the kind and amount of shares of stock and other securities and property receivable upon such reorganization. reclassification or other change by holders of the number of shares of

Common Stock into which such share of Series A Stock have been converted immediately prior to such reorganization. reclassification or change, all subject to adjustment as provided herein.

e.        ACCOUNTANT'S CERTIFICATE AS TO ADJUSTMENTS NOTICE BY THE CORPORATION.
In each case of an adjustment or readjustment of the Series A Conversion Rate, the corporation at its expense will famish each holder of Series A Stock with a certificate, prepared by independent public accountants of recognized standing if so required by such holder, showing such adjustment or readjustment and stating in detail the facts upon which such adjustment or readjustment is based.

f. EXERCISE OF CONVERSION PRIVILEGE To exercise its conversion privilege, each holder of Series A Stock shall surrender the certificate or certificates representing the shares being converted to the corporation at its principal office, and shall give written notice to (he corporation at that office that such holder elects to convert such shares. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued. The certificate or certificates for shares of Series A Stock surrendered for conversion shall be accompanied by proper assignment thereof to the corporation or in blank. The date when such written notice is received by the corporal ion. together with the certificate or certificates representing the shares of Series A Stock being converted, shall be the "Series A Conversion Date." As promptly as practicable after the Series A Conversion Date, the corporation shall issue and shall deliver to the holder of the shares of Series A Stock being converted, or on its written order such certificate or certificates as it may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of Series A Stock in accordance with the provisions of this Section 3.3.5, cash in the amount of all declared and unpaid dividends on such shares of Series A Stock up to and including the Series A Conversion Date. and cash, as provided in Section 3.3.5g, in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Series A Conversion Date. and at such time the rights of the holder as holder of the converted shares of Series A Stock shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represened thereby.

g. CASH IN LIEU OF FRACTIONAL SHARES. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon the conversion of shares of Series A Stock, but the corporation shall pay to the holder of such shares a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the Common Stock (as determined in a reasonable manner prescribed by the board of directors) at the close of business on the Series A Conversion Date. The determination as to whether or not any fractional shares are issuable shall be based upon the total number of shares of Series A Stock being converted at any one time by any holder thereof, not upon each share of Series A Stock being converted.

h. PARTIAL CONVERSION. In the event some but not all of the shares of Series A Stock represented by a certificate or certificates surrendered by a holder are converted, the corporation shall execute and deliver to or on the order of the holder, at the expense of the corporation, a new certificate representing the shares of Series A Stock that were not converted.

i. RESERVATION OF COMMON STOCK. The corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Stock and, if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Stock, the corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

j. NO IMPAIRMENT. The corporation will not, by amendment of its certificate of incorporation or through any reorganization, transfer of assets consolidation, merger.. dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the corporal ion, but will at all times in good faith assist in the carrying out of all the provisions of this
Section 3.4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A Stock against impairment.

3.3.6     Reissuance of Stock

No share or shares of Series A Stock redeemed, converted, purchased or otherwise acquired by the corporation shall be reissued, and all such shares shall be canceled. retired and eliminated from the shares which the corporation shall be authorized to issue. The corporation may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of the Series A Stock accordingly.

3.3.7     Redemption

The corporation shall not have the right to call for redemption of all or ally part of the Series A Stock. However, the corporation shall have the right to purchase shares of Series A Stock pursuant to agreements within the holders thereof when such purchases are approved by the board of directors.

3.3.8     Liquidation Rights

Upon the voluntary or involuntary dissolution, liquidation or winding up of the corporation, the assets of the corporation available for distribution to its shareholders shall be distributed in the following order and amounts:

a.        GENERAL.

(i) SERIES A STOCK. Second, the holders of shares of Series A Stock shall be entitled to receive $1.00 (appropriately adjusted for any stock dividend, split or combination of such

Series A Stock) for each outstanding share of Series A Stock held by them plus any declared but unpaid dividends per share on such outstanding shares of Series A Stock (the "Series A Liquidation Amount"). If upon the occurrence of such event the assets of the corporation shall be insufficient to permit the payment of the full Series A Liquidation Amount, then the assets of the corporation available for distribution shall be distributed ratably among the holders of the Series Stock in the same proportions as the aggregate of the Series A Liquidation Amount each such holder would otherwise be entitled to receive bears to the total Series A Liquidation Amount that would otherwise be payable to all such holders, and no distribution to other shareholders of the corporation shall be made. Upon the completion of the distribution of the full Series A Liquidation Amount if assets remain in the corporation, such remaining assets shall be distributed as set forth in Sections 3.3.8a(ii) and 3.3.8a(iii).

(ii) COMMON STOCK. Second, subject to payment in full of the Series A Liquidation Amount, the holders of shares of Class A Common Stock shall be entitled to receive $1.00, appropriately adjusted for any stock dividend, split or combination of such Common Stock for each outstanding share of Common Stock held by them (the "Class A Common Stock Liquidation Amount"). After payment of the Class A Common Stock Liquidation Amount. the holder of Class B Common Stock shall be entitled to receive $1.00, appropriately adjusted for any stock dividend, split or combination of such Common Stock for each outstanding share of Common Stock held by them. If upon the occurrence of such event, the assets of the corporation shall be insufficient to permit the payment of the fall Common Stock Liquidation Amount then the assets of the corporation available for distribution shall be distributed ratably among the holders of the Common Stock in the same proportions as the aggregate of the Common Stock Liquidation Amount each such holder would otherwise be entitled to receive bears to the total Common Stock Liquidation Amount that would otherwise be payable to all such holders, and no farther distribution to other shareholders of the corporation shall be made. Upon the completion of the preferential rights granted for any subsequent series of Preferred Stock and the full Common Stock Liquidation Amount, if assets remain in the corporation, such remaining assets shall be distributed as set forth in Section 3.3 .8a(iii).

(iii) PARTICIPATION. Finally, subject to the payment in full of Series A Liquidation Amount, any other preferred rights granted for any subsequent series of Preferred Stock, and the payment in full or the Common Stock Liquidation Amount as provided in Section 3.3.8a(ii), if assets remain in the corporation, such remaining assets shall be distributed to the holders of shares of Common Stock together, who shall each be entitled to receive their Pro Rata Amount; PROVIDED, that the rights of the holders of shares of Common Stock are subject to any preferential rights granted for any subsequent series of Preferred Stock. "Pro Rata Amount" means that portion of remaining assets to which a group would be entitled based on its percentage of the number of shares of Common Stock outstanding and the number of shares of Common Stock into which the outstanding shares of Series B Stock could then be converted.

TREATMENT OF SALES OF ASSETS OR ACQUISITIONS. The sale of all or substantially all of the assets of the corporation or the acquisition of the corporation by another entity by means of merger, consolidation or otherwise, resulting in the exchange of the outstanding shares of the corporation for securities of or consideration issued, or caused to be issued, by the acquiring entity or any of its affiliates, shall be regarded as a liquidation within the meaning of this Section 3.3.8.

C. DISTRIBUTIONS OTHER THAN CASH. Whenever the distribution provided for in this Section 3.3.8 shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the board of directors.